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| CUSIP Number    650111107 |         13D                | PAGE 15 OF 17 PAGES |
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                                    EXHIBIT 1

Unless the context otherwise requires, the term "Morgan Stanley" means Morgan
Stanley and its consolidated subsidiaries.

         (a) In April 2003, Morgan Stanley & Co. Incorporated ("MS&Co."), along with nine other financial services firms operating in the U.S., reached a settlement with the Securities and Exchange Commission ("SEC"), the
         New York State Attorney General's Office, the New York Stock Exchange
         ("NYSE"), the National Association of Securities Dealers, Inc.
         ("NASD"), and the North American Securities Administrators Association
         (on behalf of state securities regulators) to resolve their investigations relating to alleged research conflicts of interest.
         Without admitting or denying allegations with respect to violations of certain rules of the NYSE and NASD relating to investment research activities (there were no allegations of fraud or federal securities law violations made against MS&Co.), Morgan Stanley agreed, among other things, to (1) pay $25 million as a penalty, (2) pay $25 million as disgorgement of commissions and other monies, (3) provide $75 million over five years to make available independent third-party research to clients and (4) be permanently enjoined from violating certain rules of the NYSE and NASD relating to investment research activities.

         (b) In November 2003, Morgan Stanley DW Inc. ("MSDWI") consented, without admitting or denying the findings, to an entry of an order (the
         "Order") that resolved the SEC's and NASD's investigations into certain practices relating to MSDWI's offer and sale of certain mutual funds from January 1, 2000 to the date of the Order. Pursuant to the Order,
         MSDWI was ordered to (1) cease and desist from committing any violations and any future violations of Section 17(a)(2) of the
         Securities Act of 1933, as amended, and Rule 10b-10 under the
         Securities Exchange Act of 1934, as amended, (2) distribute for the benefit of certain customers who purchased funds through MSDWI pursuant to marketing arrangements between MSDWI and certain mutual fund complexes the amount of $50 million and (3) make certain disclosures and take certain other actions with respect to proprietary mutual funds.

         (c) In November 2004, Morgan Stanley reached a settlement with the SEC to resolve an informal accounting investigation by executing an offer of settlement and agreeing to entry of a cease-and-desist order. The
         SEC found that Morgan Stanley valued certain impaired aircraft in its aircraft leasing business in late 2001, late 2002 and early 2003, and certain bonds in its high-yield bond portfolio in late 2000, in a manner that did not comply with generally accepted accounting principles, and thus violated financial reporting, recordkeeping and internal control provisions of the federal securities laws. The resolution did not involve any restatement of past financial statements, any monetary penalty or any allegation of fraud.

         (d) In December 2004, MS&Co. and MSDWI reached a settlement with the
         NYSE under which Morgan Stanley executed two stipulations of facts and consent to penalty. The first stipulation was with respect to Morgan
         Stanley's failure to comply with certain prospectus delivery requirements, operational deficiencies and other matters, and

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         included a fine of $13 million. The second stipulation was with respect to employee defalcations, and included a fine of $6 million.

         (e) In January 2005, the SEC announced a settlement with MS&Co. and
         Goldman Sachs & Co. resolving the SEC's investigation relating to initial public offering ("IPO") allocation practices. The SEC filed a settled civil injunction action in the United States District Court for the District of Columbia against MS&Co. relating to the allocation of stock to institutional customers in IPOs underwritten during 1999 and
         2000. Under the terms of the settlement, Morgan Stanley agreed, without admitting or denying the allegations, to the entry of a judgment enjoining it from violating Rule 101 of Regulation M and the payment of a $40 million civil penalty. The court approved the settlement on
         February 4, 2005. The complaint alleges that MS&Co. violated Rule 101 of Regulation M by attempting to induce certain customers who received allocations of IPOs to place purchase orders for additional shares in the aftermarket.

In addition, MS&Co. and MSDWI have been involved in a number of civil proceedings which concern matters arising in connection with the conduct of its business. Certain of such proceedings have resulted in findings of violation of federal or state securities laws. Each of these proceedings was settled by
MS&Co. and MSDWI consenting to the entry of an order without admitting or denying the allegations in the complaint. All of such proceedings are reported and summarized in the MS&Co. Form BD and the MSDWI Form BD filed with the SEC, which descriptions are hereby incorporated by reference.